UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2008

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 250, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Stockholder Approval of the FairPoint Communications, Inc. 2008 Annual Incentive Plan and the FairPoint Communications, Inc. 2008 Long Term Incentive Plan

At the annual meeting of stockholders held on June 18, 2008, the stockholders of FairPoint Communications, Inc. (the “Company”) approved the FairPoint Communications, Inc. 2008 Annual Incentive Plan (the “Annual Plan”) and the FairPoint Communications, Inc. 2008 Long Term Incentive Plan (the “Long Term Plan”).

The Company’s proxy statement, dated April 28, 2008, contains a summary description of (i) the Annual Plan (on pages 49 through 51) and (ii) the Long Term Plan (on pages 42 through 48), which descriptions are incorporated by reference herein.  Each of such descriptions is qualified in its entirety by reference to the complete text of the Annual Plan and the Long Term Plan (as applicable), a copy of which is included herewith as Exhibits 10.1 and 10.2, respectively.

The Annual Plan provides for the award of performance-based annual incentive bonuses to the Company’s executive officers and other key employees.  The Long Term Plan permits the grant of options to purchase the Company’s common stock, stock appreciation rights, restricted awards and performance awards to key employees of the Company and non-employee members of the Company’s Board of Directors (the “Board”).

Award of Performance Units

At its meeting on June 18, 2008, the Compensation Committee of the Board awarded performance units under the Long Term Plan to the Company’s senior management employees (other than the Chief Executive Officer).  The performance units will be earned over the performance period beginning April 1, 2008 and ending December 31, 2010.  The extent to which the units are earned will be determined as follows:

•                    The Company’s Adjusted EBITDA for the performance period will determine how 30% of the units will be earned.  The number of units earned will be based on a comparison of the Company’s Adjusted EBITDA for the performance period compared to a cumulative, aggregate Adjusted EBITDA target for the performance period set by the Compensation Committee.

•                    The Company’s percentile ranking for total stockholder return performance in comparison to a peer group will determine the extent to which the remaining 70% of units are earned.  The peer group will be those companies included in the Dow Jones Telecommunications Index.

One share of the Company’s common stock will be delivered to each performance unit holder for each earned performance unit as soon as administratively feasible after the end of the performance period.

A copy of the form of award agreement for these awards is being furnished by being attached hereto as Exhibit 10.3.

Appointment of Lisa R. Hood as the Company’s Senior Vice President and Controller (Principal Accounting Officer)

On June 18, 2008, Lisa R. Hood, the Company’s Chief Operating Officer—FairPoint Telecom Group and Interim Controller, was appointed by the Board to serve as the Company’s Senior Vice President and Controller.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	FairPoint Communications, Inc. 2008 Annual Incentive Plan.

10.2	FairPoint Communications, Inc. 2008 Long Term Incentive Plan.

10.3	Form of Performance Unit Award Agreement 2008-2010 Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ John P. Crowley
		Name:	John P. Crowley
		Title:	Executive Vice President and
Chief Financial Officer

Date: June 23, 2008